UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 19, 2012, Ramtron International Corporation, a Delaware corporation (the “Company” or “Ramtron”), announced that it had entered into an Agreement and Plan of Merger dated as of September 18, 2012 (the “Merger Agreement”) with Cypress Semiconductor Corporation, a Delaware corporation (“Parent”), and Rain Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to amend its June 21, 2012 offer (such offer, as amended prior to the execution of the Merger Agreement, the “Initial Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), including associated preferred stock purchase rights (the “Rights” and, together with the Company Common Stock, the “Shares”), to (1) increase the purchase price from $2.88 to $3.10 per Share (the “Offer Price”), net to the seller in cash and (2) make such other amendments to reflect the execution, terms and other conditions of the Merger Agreement (the Initial Offer, as amended pursuant to the Merger Agreement, the “Offer”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of the Company.

The Merger Agreement provides that the Initial Offer will be amended within five business days after the date of the Merger Agreement, and will remain open for at least ten business days (including the day on which the Initial Offer is amended). Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held by stockholders of the Company who have properly exercised statutory rights of appraisal in accordance with General Corporation Law of the State of Delaware (the “DGCL”), or owned by Parent, any subsidiary of Parent, the Company or any of the subsidiaries of the Company, in each case as of immediately prior to the Effective Time (as defined in the Merger Agreement)), will be canceled and converted into the right to receive the Offer Price in cash. If Purchaser holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger as a short-form merger pursuant to DGCL. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholder approval of the Merger.

Subject to the terms and conditions of the Merger Agreement, the Company has granted Purchaser an irrevocable one-time option (the “Top-Up Option”) to purchase an aggregate number of newly issued Shares that, when added to the number of Shares owned by Parent and Purchaser at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding immediately after the issuance of the Top-Up Option Shares on a fully diluted basis, subject to there being no legal restraint and sufficient authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been accepted for payment pursuant to the Offer.

Completion of the Offer is subject to customary conditions, including that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares already owned by Parent, a majority of the Shares outstanding (calculated in accordance with the Merger Agreement).

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $5 million.

The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or Parent in the Company’s or Parent’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which Purchaser may have the right not to consummate the Offer, or Parent or the Company may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated herein by reference.

The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On September 18, 2012, prior to the execution of the Merger Agreement, the Board approved an amendment (the “Amendment”) to the Rights Agreement, dated as of April 19, 2001, as amended as of March 2, 2011, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Amendment renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby, including the Offer, Merger and Top-Up Option. Specifically, the Amendment, among other matters, provides that none of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments or supplements thereto), (ii) the public announcement, commencement or consummation of the Offer, Merger or Top-Up Option, (iii) the public announcement, commencement or consummation of any of the other transactions contemplated by the Merger Agreement, or (iv) the acceptance for payment and purchase or exchange of the Rights pursuant to the Merger Agreement, including, without limitation, in connection with the offer, the Merger or the exercise of the Top-Up Option will result in either Parent or Purchaser being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or give rise to any event that would result in the occurrence of a Stock Acquisition Date, a Distribution Date, or a Triggering Event (as those terms are defined in the Rights Agreement). The Amendment also provides that the Rights (as defined in the Rights Agreement) shall expire immediately prior to the Effective Time (as defined in the Merger Agreement) if the Rights Agreement has not otherwise terminated or if the Rights have not otherwise been redeemed or exchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Item 8.01. Other Events.

On September 19, 2012, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Current Report on Form 8-K, announcing the execution of the Merger Agreement.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

This Current Report on Form 8-K does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the amended tender offer commenced by Cypress Semiconductor Corporation through its wholly-owned subsidiary, Rain Acquisition Corp., Ramtron has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov. Ramtron also will provide a copy of these materials without charge on its website at www.ramtron.com, or stockholders may call the Company’s Information Agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This announcement contains forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for F-RAM products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the Company.

All forward-looking statements included in this announcement are based upon information available to Ramtron as of the date hereof, which may change.

Item 9.01. Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 18, 2012, among Ramtron International Corporation, Cypress Semiconductor Corporation and Rain Acquisition Corp.*

4.1	Amendment No. 2 to Rights Agreement, dated as of September 18, 2012, between Ramtron International Corporation and Computershare Trust Company, LLC, as Rights Agent.

99.1	Joint Press Release issued by Cypress Semiconductor Corporation and Ramtron International Corporation , dated September 19, 2012.

99.2	Letter to Customers dated September 19, 2012.

99.3	Letter to Business Partners dated September 19, 2012.

99.4	Letter to Employees dated September 19, 2012.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards
Gery E. Richards
Chief Financial Officer
(Principal Accounting Officer and
Duly Authorized Officer of the
Registrant)

Dated: September 19, 2012